UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2021

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8000 Innovation Parkway Drive Baton Rouge, Louisiana	70820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-518-3748

N/A

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
—	—	—

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2021, Adhera Therapeutics, Inc. (the “Company”) issued to an existing investor in and lender to the Company a 10% original issue discounted Senior Secured Convertible Promissory Note for a purchase price of $52,778 (the “Note”). Additionally, the Company issued to the investor 753,968 warrants to purchase the Company’s common stock at an exercise price of $0.08 per share (the “Warrant”).

Pursuant to the Note, the Company promises to pay the principal sum of the Note to the noteholder on the date that is the six- month anniversary of the original issue date, or such earlier date as the Note is required or permitted to be repaid as provided thereunder, and to pay interest to the noteholder on the aggregate unconverted and then outstanding principal amount of the Note in accordance with the provisions thereof. Interest shall accrue on the aggregate unconverted and then outstanding principal amount of the Note at the rate of 10% per annum, calculated based on a 360-day year and shall accrue daily commencing on the original issue date until payment in full of the outstanding principal (or conversion to the extent applicable), together with all accrued and unpaid interest, liquidated damages and other amounts which may become due thereunder, has been made.

The Note is convertible, in whole or in part, at any time, and from time to time, into shares of the common stock of the Company at the option of the noteholder at a conversion price of $0.07 (as adjusted for stock splits, stock combinations and similar events); provided, that if an event of default has occurred under the Note, then the conversion price shall be 70% of the then conversion price. The conversion price shall also be adjusted upon subsequent equity sales by the Company. The obligations of the Company under the Note are secured by a senior lien and security interest in all assets of the Company.

The foregoing summaries of the material terms of the form of Note and the form of Warrant are not complete and are qualified in their entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 relating to the issuance of the Note, and the execution and delivery of the Security Agreement, are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth under Item 1.01 relating to the issuance of the Note and the Warrant are hereby incorporated by reference. The issuance of the Note and the Warrant was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 8.01 Other Events.

On January 2, 2021, Les Laboratoires Servier (“Servier”) terminated all rights, titles and interest granted to the Company under the Amended and Restated Licensing Agreement, dated January 11, 2012, including the termination of all activities related to the sale and commercialization of Prestalia, a product for the treatment of hypertension. As previously disclosed in a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on December 17, 2019, the Company terminated its commercial operations relating to the sale of Prestalia in December 2019, and the Company has not engaged in any commercialization efforts with respect to Prestalia since that time.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note.
4.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADHERA THERAPEUTICS, INC.

February 9, 2021	By:	/s/ Andrew Kucharchuk
	Name:	Andrew Kucharchuk
	Title:	CEO

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Convertible Promissory Note.
4.2	Form of Warrant